                                                                   EXHIBIT 23.22



Deloitte Touche Tohmatsu                                                Deloitte
Av. Presidente Wilson 231-22(degree)                                      Touche
20030-021 - Rio de Janeiro - RJ                                         Tohmatsu
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants

As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce of our report dated January 22, 2001, relating to the financial statements of SIBRA-Eletrosiderurgica Brasileira S.A. for the year ended December 31, 2000 which appears in such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Auditores Independentes

Salvador, Brazil, March 21, 2002